Exhibit 99

News Release

 For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports Preliminary

First-Quarter 2015 Financial Results

First-quarter 2015

•	Revenue increased 7 percent to $571 million with 5% and 16% growth at Terminix and AHS, respectively
•	Net income of $28 million or $0.20 per share versus net loss of $113 million or $1.23 per share a year ago
•	Adjusted net income(1) of $45 million or $0.33 per share versus $23 million or $0.25 per share a year ago
•	Adjusted EBITDA(2) increased 16 percent to $133 million from $115 million a year ago

MEMPHIS, TENN, — April 28, 2015  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced preliminary unaudited first-quarter 2015 results. The company reported first-quarter 2015 revenue of $571 million, an increase of 7 percent compared to the same period in 2014. The increase in revenue was driven by an acceleration in organic growth at American Home Shield, an increase in sales of new services at Terminix, pricing increases and the acquisition of Home Security of America, Inc. (“HSA”), which the company acquired on February 28, 2014.

The company reported first-quarter 2015 net income of $28 million or $0.20 per share versus a net loss of $113 million or $1.23 per share in the same period in 2014. First quarter 2015 net income includes a loss on extinguishment of debt of $13 million. The net loss in the first-quarter 2014 includes a $48 million non-cash charge for the impairment of software and a  $95 million loss from discontinued operations associated with goodwill and trade name impairment charges at TruGreen, a subsidiary which the company spun-off on January 14, 2014.

The company reported first-quarter 2015  adjusted net income of $45 million, or $0.33 per share versus $23 million, or $0.25 per share, for the same period in 2014. Earnings per share and other share data contained in this release reflect the 136.1 million and 91.7 million diluted share count for the first quarter ended March 31, 2015 and 2014, respectively.

The company reported first-quarter 2015 Adjusted EBITDA of $133 million, an increase of $18 million or 16 percent compared to the same period in 2014. The increase was primarily driven by the impact of higher revenue and operating cost savings, partially offset by lower investment income at AHS than during the first-quarter of 2014.

Rob Gillette, ServiceMaster’s chief executive officer, noted “New services at Terminix and strong organic growth at American Home Shield drove revenue and profitability during the quarter.”

Preliminary Consolidated Performance

	Three Months Ended March 31,
$ millions	2015	2014	B/(W)
Revenue	$571	$533	$38
YoY growth			7.2%
Gross Margin	268	245	23
% of revenue	46.9%	46.0%	0.9	pts
SG&A	(151)	(151)	—
% of revenue	26.4%	28.4%	2.0	pts
Income (Loss) from Continuing Operations before Income Taxes	45	(27)	72
% of revenue	7.8%	(5.1)%	12.9	pts
Income (Loss) from Continuing Operations	28	(18)	46
% of revenue	4.9%	(3.4)%	8.3	pts
Net Income (Loss)	28	(113)	141
% of revenue	4.9%	(21.2)%	26.1	pts
Adjusted Net Income(1)	45	23	22
% of revenue	7.9%	4.3%	3.6	pts
Adjusted EBITDA(2)	133	115	18
% of revenue	23.2%	21.5%	1.7	pts
Pre-Tax Unlevered Free Cash Flow(3)	146	111	35

Preliminary Information for Continuing Operations

	Three Months Ended March 31, 2015
	Revenue		Adjusted EBITDA
$ millions	2015	B/(W) vs. PY	2015	B/(W) vs. PY
Terminix	$336	$16	$89	$11
YoY growth / % of revenue		5.0%	26.4%	2.0	pts
American Home Shield	175	24	29	6
YoY growth / % of revenue		16.0%	16.6%	1.6	pts
Franchise Services Group	59	(1)	19	1
YoY growth / % of revenue		(1.9)%	31.5%	2.2	pts
Corporate(4)	1	(1)	(4)	—
Total	$571	$38	$133	$18
YoY growth / % of revenue		7.2%	23.2%	1.7	pts

A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to pre-tax unlevered free cash flow, are set forth below in this press release.

Terminix

Terminix, which provides termite and pest control services to residential and commercial customers and distributes pest control products, reported a 5 percent revenue increase in the first-quarter of 2015 compared to the first-quarter of 2014. The revenue increase was primarily driven by increased sales of new services and improved pricing, partially offset by lower demand for traditional termite services. Adjusted EBITDA increased 14 percent or $11 million versus prior year, driven primarily by the flow-through effect of higher revenue combined with operating efficiencies.

American Home Shield

American Home Shield, which provides home warranties for household systems and appliances, reported a 16 percent revenue increase in the first-quarter of 2015 compared to the first-quarter of 2014, driven by the acquisition of HSA and organic growth. Adjusted EBITDA increased 28 percent or $6 million versus prior year, primarily reflecting the flow-through effect of higher revenue and improved operating efficiencies,  partially offset by an increase in marketing and the non-reoccurrence of prior year gains on investments.

Franchise Services Group

The Franchise Services Group, which provides residential and commercial disaster restoration, janitorial, residential cleaning, furniture repair and home inspection services, reported a 2 percent revenue decrease in the first-quarter of 2015 compared to the first-quarter of 2014. The revenue decrease primarily reflects the lower sales associated with converting company-owned Merry Maids branches to franchises, partially offset by an increase in low margin janitorial national account revenue.  Adjusted EBITDA increased 6 percent or $1 million versus prior year, largely through cost reduction efforts.

Corporate

Adjusted EBITDA was the same in the first-quarter of 2015 as in the prior year.

Cash Flow

For the quarter ended March 31, 2015, net cash provided from operating activities from continuing operations increased to $60 million from $21 million for the quarter ended March 31, 2014.

Pre-tax unlevered free cash flow(3) was $146 million for the quarter ended March 31, 2015, compared to $111 million for the quarter ended March 31, 2014.

Net cash used for financing activities from continuing operations was $182 million for the quarter ended March 31, 2015.   During the quarter, the company redeemed $190 million of the 8% Senior Notes due 2020. As part of the transaction, the company recorded in the first quarter of 2015 a $13 million loss on the extinguishment debt, of which $11 million was a pre-payment premium on the 8% Senior Notes. For the quarter ended March 31, 2014, net cash used for financing activities from continuing operations was $43 million, largely consisting of a $35 million contribution to TruGreen Holding Corporation as part of the spin-off transaction.

Other Matters

On February 10, 2015, certain selling stockholders, including investment funds sponsored by, or affiliated with, Clayton, Dubilier & Rice, LLC, the company’s principal stockholder, sold 25 million shares of common stock in a secondary offering. On February 13, 2015, the underwriters of the secondary offering exercised their option to purchase an additional 3.75 million shares of common stock pursuant to the underwriting agreement. The company did not receive any proceeds from the sale of the aggregate 28.75 million shares of common stock by the selling stockholders.

In the first quarter of 2015, the company recorded a charge of $3 million in connection with unasserted civil claims related to an incident at a resort in St. John in the U.S. Virgin Islands. The charge of $3 million is an amount equal to the company’s insurance deductible under its general liability insurance program. The range of any potential criminal or other penalties or governmental fines or sanctions is not currently known or reasonably estimable. The incident and the associated criminal and governmental investigations were previously disclosed on Form 8-K filed by the company with the U.S. Securities and Exchange Commission on March 30, 2015.

On April 1, 2015, the company redeemed the remaining $200 million of the 8% Senior Notes due 2020. The company expects to record in the second quarter of 2015 a $14 million loss on the extinguishment debt, of which $12 million is a pre-payment premium on the 8% Senior Notes. To redeem the 8% Senior Notes,  the company used $39 million in balance sheet cash and incurred incremental borrowings of $175 million under its term loan facility to finance the remaining portion of the redemption.

Full-Year 2015 Outlook

The company maintains the outlook previously provided for the full-year 2015. Consistent with this outlook, the company anticipates that revenue will be between $2,550 million and $2,590 million, a 4 percent to 5 percent increase compared to 2014.  Adjusted EBITDA is anticipated to be at least $610 million for the full-year 2015, an increase of approximately 10 percent compared to 2014.

First-Quarter 2015 Earnings Conference Call

The company will discuss its first-quarter 2015 operating results during a conference call at 8 a.m. central time today,  April 28, 2015. To participate on the conference call, interested parties should call 800.706.9302 (or international participants, 303.223.2688). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page at www.servicemaster.com.

The call will be available for replay until May 28, 2015. To access the replay of this call, please call 800.633.8284 and enter reservation number 21766731 (international participants: 402.977.9140, reservation number 21766731). Or you can review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes Terminix (termite and pest control), American Home Shield (home warranties), ServiceMaster Restore (disaster restoration), ServiceMaster Clean (janitorial), Merry Maids (residential cleaning), Furniture Medic (furniture repair) and AmeriSpec (home inspections). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or facebook.com/TheServiceMasterCo.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with, restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which are not measures of financial condition or profitability. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income and pre-tax unlevered free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined by the company as income (loss) from continuing operations before: amortization expense; impairment of software and other related costs; consulting agreement termination fees; restructuring charges; management and consulting fees; loss on extinguishment of debt; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income (loss) from continuing operations before: depreciation and amortization expense; non-cash impairment of software and other related costs; non-cash stock-based compensation expense; restructuring charges; management and consulting fees; consulting agreement termination fees; provision (benefit) for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses.  The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Pre-tax unlevered free cash flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: cash paid for interest expense; call premium paid for retirement of debt; cash paid for income taxes, net of refunds; cash paid for restructuring charges; cash paid for management and consulting fees; cash paid for consulting agreement termination fees; cash paid for impairment of software and other related costs; excess tax benefits from stock-based compensation; gain on sales of marketable securities; and other non-operating items; (ii) less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In millions, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$571	$533
Cost of services rendered and products sold	303	288
Selling and administrative expenses	151	151
Amortization expense	12	13
Impairment of software and other related costs	—	48
Restructuring charges	2	5
Interest expense	46	61
Interest and net investment income	(1)	(6)
Loss on extinguishment of debt	13	—
Income (Loss) from Continuing Operations before Income Taxes	45	(27)
Provision (Benefit) for income taxes	17	(9)
Income (Loss) from Continuing Operations	28	(18)
Loss from discontinued operations, net of income taxes	—	(95)
Net Income (Loss)	$28	$(113)
Total Comprehensive Income (Loss)	$22	$(116)
Weighted-average common shares outstanding - Basic	134.4	91.7
Weighted-average common shares outstanding - Diluted	136.1	91.7
Basic Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.21	(0.20)
Loss from discontinued operations, net of income taxes	—	(1.03)
Net Income (Loss)	0.21	(1.23)
Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.21	(0.20)
Loss from discontinued operations, net of income taxes	—	(1.03)
Net Income (Loss)	0.20	(1.23)

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	March 31,	December 31,
	2015	2014
Assets:
Current Assets:
Cash and cash equivalents	$248	$389
Marketable securities	19	19
Receivables, less allowances of $23 and $25, respectively	417	441
Inventories	40	42
Prepaid expenses and other assets	37	44
Deferred customer acquisition costs	31	35
Deferred taxes	81	76
Total Current Assets	872	1,044
Property and Equipment:
At cost	375	369
Less: accumulated depreciation	(243)	(233)
Net Property and Equipment	132	136
Other Assets:
Goodwill	2,076	2,069
Intangible assets, primarily trade names, service marks and trademarks, net	1,687	1,696
Notes receivable	28	26
Long-term marketable securities	85	88
Other assets	39	41
Debt issuance costs	30	34
Total Assets	$4,949	$5,134
Liabilities and Shareholder’s Equity:
Current Liabilities:
Accounts payable	$87	$84
Accrued liabilities:
Payroll and related expenses	53	82
Self-insured claims and related expenses	94	92
Accrued interest payable	9	34
Other	47	51
Deferred revenue	531	514
Liabilities of discontinued operations	4	9
Current portion of long-term debt	39	39
Total Current Liabilities	863	905
Long-Term Debt	2,826	3,017
Other Long-Term Liabilities:
Deferred taxes	715	715
Other long-term obligations, primarily self-insured claims	146	138
Total Other Long-Term Liabilities	861	854
Commitments and Contingencies
Shareholder’s Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 142,374,976 shares issued and 134,733,533 outstanding at March 31, 2015 and 141,731,682 shares issued and 134,092,335 outstanding at December 31, 2014)	2	2
Additional paid-in capital	2,224	2,207
Retained deficit	(1,693)	(1,720)
Accumulated other comprehensive income	(13)	(8)
Less common stock held in treasury, at cost (7,641,443 shares at March 31, 2015 and 7,639,347 shares at December 31, 2014)	(122)	(122)
Total Shareholder’s Equity	398	359
Total Liabilities and Shareholder’s Equity	$4,949	$5,134

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,
	2015	2014
Cash and Cash Equivalents at Beginning of Period	$389	$484
Cash Flows from Operating Activities from Continuing Operations:
Net Income (Loss)	28	(113)
Adjustments to reconcile net loss to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	—	95
Depreciation expense	12	12
Amortization expense	12	13
Amortization of debt issuance costs	1	2
Impairment of software and other related costs	—	48
Loss on extinguishment of debt	13	—
Call premium paid on retirement of debt	(11)	—
Deferred income tax provision	5	(6)
Stock-based compensation expense	2	1
Excess tax benefits from stock-based compensation	(8)	—
Gain on sales of marketable securities	—	(4)
Other	—	1
Change in working capital, net of acquisitions:
Receivables	21	13
Inventories and other current assets	6	(4)
Accounts payable	6	6
Deferred revenue	17	17
Accrued liabilities	(29)	(22)
Accrued interest payable	(25)	(35)
Accrued restructuring charges	(1)	1
Current income taxes	10	(5)
Net Cash Provided from Operating Activities from Continuing Operations	60	21
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(8)	(14)
Sale of equipment and other assets	1	—
Other business acquisitions, net of cash acquired	(12)	(41)
Notes receivable, financial investments and securities, net	5	38
Net Cash Used for Investing Activities from Continuing Operations	(14)	(17)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	3	—
Payments of debt	(200)	(11)
Contribution to TruGreen Holding Corporation	—	(35)
Repurchase of common stock and RSU vesting	—	(3)
Issuance of Common Stock	8	6
Excess tax benefits from stock-based compensation	8	—
Net Cash Used for Financing Activities from Continuing Operations	(182)	(43)
Cash Flows from Discontinued Operations:
Cash used for operating activities	(5)	(8)
Cash used for investing activities	—	(2)
Cash used for financing activities	—	(3)
Net Cash Used for Discontinued Operations	(5)	(13)
Cash Decrease During the Period	(141)	(52)
Cash and Cash Equivalents at End of Period	$248	$432

The following table presents reconciliations of Income (Loss) from Continuing Operations to Adjusted Net Income for the periods presented.

	Three Months Ended
	March 31,
(In millions)	2015	2014
Income (Loss) from Continuing Operations	$28	$(18)
Amortization expense	12	13
Impairment of software and other related costs	—	48
Restructuring charges	2	5
Management and consulting fees	—	2
Loss on extinguishment of debt	13	—
Tax impact of adjustments	(11)	(26)
Adjusted Net Income	$45	$23

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Pre-Tax Unlevered Free Cash Flow for the periods presented.

	Three Months Ended
	March 31,
(In millions)	2015	2014
Net Cash Provided from Operating Activities from Continuing Operations	$60	$21
Cash paid for interest expense	67	92
Call premium paid on retirement of debt	11	—
Cash paid for income taxes, net of refunds	1	2
Cash paid for restructuring charges	4	2
Cash paid for management and consulting fees	—	2
Cash paid for impairment of software and other related costs	—	1
Excess tax benefits from stock-based compensation	8	—
Other	2	1
Gain on sales of marketable securities	—	4
Property additions	(8)	(14)
Pre-Tax Unlevered Free Cash Flow	$146	$111

	Three Months Ended
	March 31,
(In millions)	2015	2014
Terminix	$89	$78
American Home Shield	29	23
Franchise Services Group	19	18
Corporate	(4)	(4)
Adjusted EBITDA	$133	$115

Depreciation and amortization expense	(24)	(25)
Non-cash impairment of software and other related costs	—	(48)
Non-cash stock-based compensation expense	(2)	(1)
Restructuring charges	(2)	(5)
Management and consulting fees	—	(2)
(Provision) benefit for income taxes	(17)	9
Loss on extinguishment of debt	(13)	—
Interest expense	(46)	(61)
Income (Loss) from Continuing Operations	$28	$(18)

The table below presents selected operating metrics related to renewable customer counts and customer retention for our Terminix and American Home Shield segments.

	As of March 31,
	2015	2014
Terminix—
Reduction in Pest Control Customers	(0.4)%	(1.8)%
Pest Control Customer Retention Rate	79.2%	79.1%
Reduction in Termite Customers	(2.0)%	(2.6)%
Termite Customer Retention Rate	84.7%	84.9%
American Home Shield—
Growth in Home Warranties(1)	6.2%	10.3%
Customer Retention Rate(1)	74.9%	75.9%

__________________________________

(1)

As of March 31, 2014, excluding the HSA accounts acquired on February 28, 2014, the growth in home warranties was one percent, and, excluding all HSA accounts, the customer retention rate for our American Home Shield segment was 74 percent.

Terminix Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	March 31,		Revenue
(In millions)	2015	2014	2015
Pest Control	$184	$176	55%
Termite and Other Services	141	132	42%
Other	11	12	3%
Total revenue	$336	$320	100%

Termite renewal revenue comprised 56 percent and 60 percent of total revenue from Termite and Other Services for the three months ended March 31, 2015 and 2014, respectively.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	March 31,		Revenue
(In millions)	2015	2014	2015
Royalty Fees	$28	$29	47%
Company-Owned Merry Maids Branches	13	15	22%
Janitorial National Accounts	10	7	16%
Sales of Products	5	7	8%
Other	4	2	7%
Total revenue	$59	$60	100%